UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14-A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

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LCA-Vision Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 5, 2009, the Business Courier of Cincinnati posted the following news story on its website.

RiskMetrics to LCA holders: Say no to Joffe

Business Courier of Cincinnati

Thursday, March 5, 2009, 5:17pm EST

A second proxy advisory firm has sided with the incumbent management team at LCA-Vision Inc., urging shareholders to reject all reforms floated by dissident investor Stephen Joffe.

RiskMetrics Group’s ISS Governance Services cited “corporate governance concerns” with the Joffe group, which includes the LCA founder, his son, Craig Joffe, and the company’s former Chief Financial Officer Alan Buckey.

“While still at LCA, Joffe purchased 7.7 percent of (rival firm, TLC Vision Corp.’s) stock and, in so doing, violated (LCA’s) code of ethics,” said RiskMetrics' 32-page report. “For this reason, we would hesitate to support Stephen Joffe as a nominee to the board.”

RiskMetrics also credited current LCA-Vision CEO Steven Straus with devising a plan to “weather a sustained period of declining procedure volume.”

Joffe is urging investors to replace the existing board and management at LCA with a team he has assembled, claiming the company has lost market share and the support of physicians while its stock price plunged.

“On balance we conclude that the company’s declining performance is reflective of a wider industry trend and a short and recent period of underperformance is not adequate to support a wholesale change of the board,” concluded the report.

LCA-Vision (NASDAQ: LCAV) provides laser vision correction services under the LasikPlus brand. The company operates 75 laser vision correction centers in the United States and a joint venture in Canada.

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Due to the nature of the Consent process, your voting instruction is extremely important and time sensitive.  LCA-Vision urges all stockholders to vote their GOLD cards to REVOKE CONSENT on all three proposals.  Please discard any proxy card that you receive from the Joffe Group.  If you have already voted to consent and wish to change your vote, you have every right to revoke your consent and vote the GOLD proxy.  Only the latest dated card counts.

LCA-Vision filed its Definitive Consent Revocation Statement (“Consent Revocation Statement”) with the Securities and Exchange Commission on Monday, February 9, 2009, and copies of the Consent Revocation Statement with a GOLD Consent Revocation Card were mailed to stockholders beginning February 10, 2009.  The Consent Revocation Statement can be obtained immediately from the SEC’s website at the following link:

http://idea.sec.gov/Archives/edgar/data/1003130/000114420409006021/v139094_defc14a.htm or from the Investor Relations section of the Company’s website at www.lasikplus.com and
www.lca-vision.com.  Copies of the Consent Revocation Statement and consent revocation card may also be obtained from Georgeson Inc.

Additional Information:
Georgeson Inc. has been retained by LCA-Vision as consent revocation solicitation agent. Stockholders with questions are encouraged to call Georgeson toll-free 1-800-457-0109. Copies of the Company’s Consent Revocation Statement, and any other documents filed by LCA-Vision with the SEC in connection with the consent solicitation can be obtained free of charge from the SEC’s website at www.sec.gov, from the Company’s website at www.lasikplus.com and www.lca-vision.com, or from Georgeson.